1999 SUPPLEMENTAL LEASE

                        BY AND BETWEEN

                CITY OF SOUTH HUTCHINSON, KANSAS

                              AND

                    COLLINS BUS CORPORATION


                    DATED AS OF JUNE 1, 1999



                    1999 SUPPLEMENTAL LEASE


     This 1999 Supplemental Lease dated as of June 1, 1999 (the "1999 Supplemental Lease") by and between the City of South Hutchinson, Kansas, a municipal corporation of the State of Kansas (the "Issuer"), and Collins Bus Corporation, a Kansas corporation organized under the laws of the State of Kansas (the "Tenant") and supplements a Lease between the same parties made as of August 1, 1984, and a 1997 Amended and Restated Lease between the same parties made as of November 15, 1997.

                      W I T N E S S E T H:

     WHEREAS, the parties have heretofore entered into a Lease dated as of August 1, 1984 (hereafter called the "Lease") and a 1997 Amended and Restated Lease dated as of November 15, 1997
(the "1997 Amended and Restated Lease") covering the property, both real and personal, set forth in Schedule I attached hereto and incorporated herein by reference; and

     WHEREAS, the Existing Facilities (as hereinafter defined) and all rentals due under the Lease are pledged to secure payment of a series of City of South Hutchinson, Kansas, Industrial Revenue Bonds, being Series 1984A, in the original aggregate principal amount of $1,750,000 (hereinafter sometimes called the "1984 Bonds") which were issued to pay the cost of acquiring a site and purchasing, constructing and equipping a manufacturing facility (hereinafter the "1984 Project"); and

     WHEREAS, the Existing Facilities and all rentals due under the 1997 Amended and Restated Lease are also pledged to secure payment of a series of City of South Hutchinson, Kansas, Industrial Revenue Bonds, Series 1997 issued in the original principal amount of $3,500,000 (the "1997 Bonds"), to pay the cost of acquiring, purchasing, constructing and equipping certain facilities (the "1997 Improvements"), which the 1984 Project and the 1997 Improvements are hereinafter referred to collectively as the "Existing Facilities"; and

     WHEREAS, Issuer is an existing municipality, a city of the third class, with full power and authority to enter into this 1999 Supplemental Lease, acting by and through its governing body, in the public interest and for a public purpose, by providing for additional commercial development and employment opportunities for its citizens and for the citizens of Reno County, Kansas, to promote the economic stability of the State of Kansas, all as authorized by K.S.A. 12-1740 to 12-1749d, inclusive, as amended; and

     WHEREAS, to provide funds to pay the costs of acquiring and installing certain additions to the Existing Facilities (the "1999 Improvements"), as described in Schedule I attached hereto, Issuer intends to issue and sell its Industrial Revenue Bonds, Series 1999-A (Collins Bus Corporation) in the aggregate principal amount of $1,250,000 (the "1999-A Bonds") which 1999-A Bonds shall be equal in priority to the 1984 Bonds and 1997 Bonds outstanding. The 1984 Bonds, the 1997 Bonds and the 1999-A Bonds are hereinafter collectively referred to as the "Bonds".

     WHEREAS, payment of the Bonds shall be secured by a pledge of the Issuer's interests in the Existing Facilities and the 1999 Improvements (collectively the "Project") and by a pledge of all rentals under the Lease, the 1997 Amended and Restated Lease and this 1999 Supplemental Lease; and

     WHEREAS, Ordinance No. 99-659 of the Issuer, authorizing the 1999-A Bonds (the "1999 Ordinance") authorizes a certain 1999 Supplemental Indenture, dated as of June 1, 1999, between the City of South Hutchinson, Kansas and The First National Bank of Hutchinson, Hutchinson, Kansas, as Trustee (hereinafter the "1999 Supplemental Indenture"), which 1999 Supplemental Indenture supplements a certain Indenture, dated as of August 1, 1984, executed with respect to the issuance of the 1984 Bonds and a certain 1997 Amended and Restated Indenture dated as of November 15, 1997, executed with respect to the issuance of the 1997 Bonds; and

      NOW, THEREFORE, in consideration of the premises, of other good and valuable considerations, and of the mutual benefits, covenants and agreements herein contained, the parties hereto supplement the Lease and agree as follows:

     Section 1. Definitions. Capitalized terms not otherwise defined in this 1999 Supplemental Lease shall have the meanings set forth in Appendix B to the 1999 Supplemental Indenture. In addition to the words, terms and phrases defined in Appendix B to the 1999 Supplemental Indenture and elsewhere in this 1999 Supplemental Lease, the capitalized words, terms and phrases as used herein shall have the following meanings, unless some other meaning is plainly intended:

     "Basic Rent Credits" means all funds on deposit in the Principal and Interest Payment Account and available for the payment of principal of, redemption premium, if any, and interest on the 1999-A Bonds on any Payment Date.

     "Improvements" means the structures, machinery, equipment and other property purchased in whole or in part from the proceeds of the Bonds and were specifically described in Schedule
I hereto and made a part hereof.

     "1984 Project" means and includes the interest of Issuer in the Land and the Improvements acquired, constructed or installed with the proceeds of the 1984 Bonds, as more specifically described in the Lease..

     "1997 Ordinance" means Ordinance No. 97-634 of the Issuer adopted November 18, 1997.

     "1997 Improvements" means and includes the interest of Issuer in the Land and the Improvements acquired, constructed or installed with the proceeds of the 1997 Bonds, as more specifically described in the 1997 Amended and Restated Lease.

     "1999  Project  Fund"  means  the  account  authorized   and
established  with the Trustee pursuant to this 1999  Supplemental
Indenture  and  designated the "City of South Hutchinson,  Kansas
1999 Project Fund (Collins Bus Corporation)".

     "Owner"  means the registered owner of any fully  registered
1999-A Bond.

     "Supplemental   Basic   Rent"   means,   collectively,   the
Supplemental Basic Rent and any Additional Rent required by the 1997 Amended and Restated Lease.

     "State" means the State of Kansas.

     "Tenant" means Collins Bus Corporation, its successors and assigns.

     "Term"   means,  collectively,  the  Basic  Term   and   any
Additional Term of the 1999 Supplemental Lease.

     "Yield" shall mean the yield which when used in computing the present worth of all payments of principal and interest to be paid on the Bonds produces an amount equal to the issue price as described in Treas. Reg. 1.103-15AT(b)(3).

     Section  2.  Representations and Covenants Relating  to  the
Code.

        (i) The Tenant will not make or cause or permit to be made, whether by the Trustee or otherwise, any use of the proceeds (as defined in Section 103 of the Code) of the Bonds which, if such use had been reasonably expected on the date of issuance of the Bonds, would have caused the Bonds to be "arbitrage bonds" within the meaning of the Code and further covenants and agrees that it will comply with and will take all action reasonably required to insure that the Trustee complies with all applicable requirements of the Code and the rules and regulations of the United States Treasury Department thereunder until all of the bonds, including interest thereon and any applicable redemption premium, have been paid.

       (ii) The weighted average maturity of the 1999-A Bonds does not exceed the 120 percent of the remaining reasonably anticipated economic life of the 1984 Project financed in part from proceeds of the 1984 Bonds.

     (iii) Tenant covenants and agrees to furnish to Issuer prior to issuance and delivery of the 1999-A Bonds, a fully completed Internal Revenue Service Form 8038 with respect to the Bonds signed by the preparer thereof. Tenant acknowledges and agrees that it shall principally be responsible, as between or among any preparers, for the information set forth in said Form
8038. Tenant further covenants and agrees to indemnify and hold harmless the Issuer, the Trustee and their respective officers, agents and employees, Bond Counsel and any purchaser or owner of the Bonds from and against all liability or consequences of any material misrepresentation or omission in the computation of Form 8038.

      (iv) Tenant covenants and agrees to file or cause to be filed such periodic supplemental statements or notices with the Internal Revenue Service or such other designated governmental agency as may now or hereafter be required by applicable statutes or regulations, including the Code, if applicable, in order for the exemption from Federal income taxation of the interest on the Bonds to continue in full force and effect. Tenant further covenants and agrees to do such other acts as may be necessary from time to time to assure the continued tax exempt status of the Bonds, and to refrain from any or all acts, including without limitation, the making of capital expenditures with respect to the Project or otherwise, which may at any time adversely affect or threaten the tax exempt status of the Bonds.

       (v) The Project, and each portion thereof, constitutes either land or property of a character subject to the allowance for depreciation under the Code.

       (vi) As of the date of issuance of the 1999-A Bonds, there are not outstanding any obligations (other than the 1984
Bonds and 1997 Bonds) the interest on which is exempt from Federal income tax by virtue of the provisions of the Code and the proceeds of which were to be used with respect to the Existing Project or with respect to other facilities located in the City of South Hutchinson, Kansas, or facilities contiguous to, or integrated with, the Existing Facilities or any such facilities, and the Principal User of which is or will be the Tenant or any other Principal User.

     (vii) The Tenant will not request or authorize any disbursement by the Trustee pursuant to the Lease (other than for costs associated with the issuance of the Bonds) which would result in less than substantially all of the proceeds of the 1999-
A   Bonds,  including any income thereon, being used  to  provide land or property of a character subject to the allowance for depreciation under the Code (other than any such proceeds or income used for costs associated with the issuance of the Bonds).

     (viii) The amount of industrial revenue bonds (including the 1999-A Bonds) allocable to either the Tenant or a Related
Person  (as  defined  in  the Code)  thereto  as  a  Test  Period
Beneficiary does not and will not exceed $40,000,000.

       (ix) No portion of the proceeds of the 1999-A Bonds is to be used for the acquisition of land to be used for farming purposes.

        (x) No portion of the proceeds of the 1999-A Bonds is to be used for the acquisition of any property (or on interest therein) unless:

            (i) the first use of such property is pursuant to such acquisition, or

            (ii) the Rehabilitation Expenditures with respect to a building (and the equipment therefor) equals or exceeds 15% of the portion of the cost of acquiring such building (and equipment) financed with the proceeds of the issue, or

          (iii)      the Rehabilitation Expenditures with respect
     to  facilities other than a building equals or exceeds  100%
     of the portion of the cost of acquiring such facilities.

       (xi) No portion of the proceeds of the 1999-A Bonds is to be used to provide any airplane, skybox, or other private luxury box, any health club facility, any facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.

     (xii) Tenant will not cause or permit the Project to be connected with any other facility financed with the proceeds of industrial development bonds issued in accordance with the Code through the use of substantial common facilities unless Tenant first obtains approving opinion of Bond Counsel.

     (xiii) The Tenant will not use or cause or allow more than 25 percent of the Original Proceeds of the 1999-A Bonds to be used or applied to provide a facility the primary purpose of which is retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment.

     (xiv) The Tenant will not use or cause or allow any portion of the Original Proceeds of the 1999-A Bonds to be used or applied to provide a private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility or racetrack.

     Section 3. Ratification and Confirmation of Lease. This 1999 Supplemental Lease is intended to supplement the 1984 Lease, as amended and restated by the 1997 Amended and Restated Lease entered into between the Issuer and Tenant. Except as specifically amended or modified herein, the Lease and the 1997 Amended and Restated Lease are hereby ratified and confirmed by the parties.

     Section 4. Installation of the 1999 Improvements. Tenant covenants to cause the installation of the 1999 Improvements to be completed in accordance with the provisions of the Lease as soon as practicable. The disbursement of funds from the 1999 Project Fund created in the 1999 Supplemental Indenture shall be in the same manner as provided in the Lease.

     If the net proceeds of the 1999-A Bonds are insufficient to fully pay all sums required to be paid to fully complete the 1999 Improvements and any additions and extras, lien free, Tenant hereby agrees to pay any such deficiency by making such payments directly to the contractors, subcontractors, or suppliers, and Tenant shall save Issuer whole and harmless from any obligation to pay such deficiency. In addition thereto, Tenant covenants that it will pay or cause to be paid any and all additional expenses reasonably required in connection with this 1999 Supplemental Lease, the Bond Ordinance and 1999 Supplemental Indenture, including but not limited to architects' fees, attorneys' fees, publication expense, bond printing and all expenses of the City including the reasonable fees of the City attorney.

     Section 5. Delivery of Possession. Delivery of possession of the Project, including the 1999 Improvements, shall be as set out in the Lease.

     Section 6. Basic Rent. In addition to the Basic Rent provided for in Section 1 of the Lease, the Tenant shall also pay to the Trustee, for the use of the 1999 Improvements, Supplemental Basic Rent (hereinafter called "Supplemental Basic Rent") payable in monthly installments beginning as of February 1, 2000, and on the first day of each month thereafter to and including August 1, 2009.

     Section 7. Insurance. The amount of fire and extended coverage insurance shall be increased to the "full insurable value" of the Project as said term is defined in the Lease.

     Section 8. Term of Lease. The term of the Lease shall end on August 1, 2009, subject to prior termination as specified in the Lease, but shall continue thereafter until all of the principal and interest and redemption premium, if any, are paid, or provision is made therefor, on all 1999-A Bonds.

     Section 9. Tenant's Option to Purchase. Notwithstanding any provision of the Lease to the contrary, the options granted to Tenant in the Lease to purchase the Project shall not be exercisable unless and until the 1984 Bonds, the 1997 Bonds and the 1999 Bonds have been fully paid and retired (or provision is made therefore), including the principal thereof and interest thereon and any expenses of payment and redemption.

     Section 10. Trustee. The Trustee referred to herein shall be The First National Bank of Hutchinson, Hutchinson, Kansas.

     Section 11. Default. In addition to the elements of default set forth in the Lease, any Event of Default, as such term is defined by the Lease, under any of the terms of the Lease, Amended and Restated Lease, or 1999 Supplemental Lease shall be deemed a default of this 1999 Supplemental Lease, the Amended and Restated Lease and the Lease, collectively. Remedies, notices and grace periods on default and the rights of the respective parties hereto are set forth in the Lease.

     Section 12. Other Lease Provisions. Except as may be specifically set forth herein, all provisions of the Lease shall be in force and effect and shall be applicable to the Project and to the Bonds and to this 1999 Supplemental Lease. As used in the Lease, the term "Bonds" shall have the meaning set forth herein.

     Section 13. Completion of 1999 Improvements. Tenant warrants that the 1999 Improvements, when completed, will be necessary or useful in its development for use by Tenant for its purposes. Upon completion of the 1999 Improvements, Tenant shall cause the Authorized Tenant Representative to deliver a Certificate of Completion to the Trustee, and the date of such delivery shall be the Completion Date.

     Section 14. Ad Valorem Taxes. The parties acknowledge that under the existing provisions of K.S.A. 79-201a, as amended, the property purchased with the proceeds of the 1999-A Bonds is entitled to exemption from ad valorem taxation provided proper application is made therefore. Issuer covenants that it will not voluntarily take any action which may reasonably be construed as tending to cause or induce the levy or assessment of ad valorem taxes on the Project so long as any of the 1999-A Bonds are outstanding and unpaid and should any such levy or assessment be threatened or occur, issuer shall, at Tenant's request, fully cooperate with Tenant in all reasonable ways to present any such levy or assessment. Tenant covenants that it will prepare all necessary filings regarding the application for such ad valorem tax exemption which the Issuer shall execute for filing on or before September 1 in the calendar year following the calendar year in which the 1999-A Bonds were issued. Tenant will renew said application from time to time and the Issuer agrees to cooperate and take any other action as may be necessary to maintain such ad valorem tax exemption in full force and effect, in accordance with K.S.A. 79-210, et seq. and the State Department of Revenue.

     IN WITNESS WHEREOF, Issuer being hereunto authorized by valid and existing ordinances duly adopted, has caused this 1999 Supplemental Lease to be executed and delivered in its name and behalf by and through its Mayor and City Clerk, and Tenant, pursuant to valid and subsisting resolutions of its partners has caused this 1999 Supplemental Lease to be executed and delivered in its name and behalf by its officers thereunto duly authorized, all the day and year first above written.

                         City of South Hutchinson, Kansas



                              By:  /s/ Ron Hirst
                                   Ron Hirst, Mayor


By:  /s/ Cynthia Wixson
     Cynthia Wixson, City Clerk




                              Collins Bus Corporation


                              By:  /s/ Larry W. Sayre
                                   Larry W. Sayre,
                                   Vice-President of Finance
                                   and Chief Financial Officer


By:  /s/Lewis E. Ediger
     Lewis E. Ediger, Secretary


                           SCHEDULE I

SCHEDULE I TO THE 1999 SUPPLEMENTAL INDENTURE OF TRUST OF THE CITY OF SOUTH HUTCHINSON, KANSAS, AND THE FIRST NATIONAL BANK OF HUTCHINSON, AS TRUSTEE, DATED AS OF JUNE 1, 1999, AND TO THE 1999 SUPPLEMENTAL LEASE DATED AS OF JUNE 1, 1999 BY AND BETWEEN SAID CITY AND COLLINS BUS CORPORATION.

                   PROPERTY SUBJECT TO LEASE

     The  following  property  acquired  by  the  City  of  South
Hutchinson,  Kansas,  (the  "Issuer")  in  connection  with   the
issuance  by  the  City of its Industrial Revenue  Bonds,  Series
1997, (Collins Bus Corporation) (the "Series 1997 Bonds"):

     (a)   The  following described real estate in  Reno  County,
Kansas:

     Tract 1: A tract of land in the West half of the Southeast Quarter of Section 23, Township 23 South, Range 6 West of the 6th Principal Meridian, all in the City of South Hutchinson, Reno County, Kansas: Commencing at the Northeast corner of the Southeast Quarter of said Section 23; thence West along the North line of the Southeast Quarter, Section 23, for a distance of 1,979 feet to a point and the place of beginning; thence turning an angle of 90E37 minutes left and South along a line for a distance of 300 feet to a point; thence turning West parallel to the aforementioned North section line a distance of 125 feet to a point; thence turning South parallel to the East boundary of said Section 23 for a distance of 535 feet to a point; thence turning West parallel to the said North section line of Section 23 for a distance of 333 feet to a point; thence turning an angle of 90E37 minutes left and South for a distance of 100 feet to a point; thence turning an angle of 90E37 minutes right and West for a distance of 100 feet to a point; thence turning an angle of 89E23 minutes right and North for a distance of 25 feet; thence turning an angle of 90E37 minutes left and West for a distance of 12 feet; thence turning an angle of 89E23 minutes right and North for a distance of 910 feet to a point; thence turning an angle of 89E23 minutes right and East for a distance of 570 feet to a point and place of beginning.

     Tract 2: Beginning at a point in the South line of vacated West 6th Street, said point also being the Northeast corner of Lot 167, West 6th Street, in BLANCHARD=S THIRD ADDITION to the City of South Hutchinson, as originally platted; thence Southerly along the East line of said Lot 167, West 6th Street, and along the East line of Lot 126, West 5th Street, the East line of Lot 126, West 4th Street, and their extension, a distance of 880 feet to a point for corner, said corner being in the South line of vacated West 4th Street; thence right at angle of 90E37 in a Westerly direction and parallel with said South line of West 4th Street, a distance of 31.76 feet, more or less, to a point
     50.0 feet Easterly from, measured at right angles to the center line of The Atchison, Topeka and Santa Fe Railway=s H & S District main track, as now located and operated; thence in a Northerly direction along a line 50.0 feet Easterly from and parallel with said main track center line, a distance of 880.0 feet, more or less, to a point in the North line of Lot 169, West 6th Street, said point also being in the South line of vacated West 6th Street; thence East along the North line of said Lots 169 and 167, said line also being the South line of vacated West 6th Street, a distance of 36.45 feet, more or less to the point of beginning;

said real property constituting the "Land" as referred to in the Indenture and the Lease entered into by the Issuer concurrently with the issuance of the Series 1997 Bonds (the "Indenture" and the "Lease").

     (b) All buildings, building additions and improvements constructed or located on the Land at the date of issuance of the Series 1997 Bonds; all buildings, building additions, improvements, machinery and equipment constructed, located or installed on the Land, all or any portion of the costs of which were paid from the proceeds of the Series 1997 Bonds, and which constitute Improvements as defined int eh Indenture, together with any substitutions or replacements therefor, the property described in paragraphs (a) and (b) of this Schedule I together constituting the "Project" as referred to in the Indenture and the Lease.

     (c) All buildings, building additions and improvements constructed or located on the Land at the date of issuance of the Series 1999-A Bonds; all building additions, improvements, machinery and equipment constructed, located or installed on the Land, all or any portion of the costs of which were paid from the proceeds of the 1999-A Bonds, and which constitute Improvements as defined in the Indenture, together with any substitutions or replacements therefor, the property described in paragraphs (a) and (b) of this Schedule I together constituting the "Project" as referred to in the Indenture and the Lease.